UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

0-11936

Date of Report (Date of earliest event reported):     April 26, 2005

LAFARGE NORTH AMERICA INC.

Incorporated in Maryland

12950 Worldgate Drive, Suite 500
Herndon, Virginia 20170
(703) 480-3600

I.R.S. Employer Identification No.   58-1290226

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The following information is furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.”

     On April 26, 2005, Lafarge North America Inc. issued a News Release announcing its earnings for the First-Quarter of 2005. A copy of the News Release is filed as Exhibit 99.1 hereto.

     The news release announcing Lafarge North America Inc.’s earnings for the first quarter of 2005 includes measures of net loss and loss per share diluted adjusted to exclude the effect of a $115.7 million charge associated with the company’s decision to repatriate $1.1 billion of cash from the company’s Canadian subsidiary. These measures are “Non-GAAP” measures within the meaning of SEC Regulation G. Management believes these measures, which supplement the GAAP measures, better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations.

Item 9.01(c) Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	News Release issued by Lafarge North America Inc. on April 26, 2005 titled “Lafarge North America Reports First Quarter Results.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAFARGE NORTH AMERICA INC.

	By:	/s/ Eric C. Olsen
Eric C. Olsen
Executive Vice President and
Chief Financial Officer
Date: April 27, 2005

3